Exhibit 99.1

NOTICE OF SHAREHOLDER DERIVATIVE LITIGATION,
PROPOSED SETTLEMENT, AND SETTLEMENT HEARING

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF ASSERTIO HOLDINGS, INC. (EXCLUDING DEFENDANTS) AND THEIR SUCCESSORS-IN- INTEREST.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS ACTION.

PLEASE NOTE THAT THIS ACTION IS NOT A “CLASS ACTION” AND NO INDIVIDUAL SHAREHOLDER HAS THE RIGHT TO BE COMPENSATED AS A RESULT OF THE SETTLEMENT OF THIS ACTION.

YOU ARE HEREBY NOTIFIED, pursuant to an order of the Superior Court of the State of California for the County of Alameda, Complex Civil Litigation Division (the “Court”) that a proposed Settlement has been reached between and among the Parties to a consolidated shareholder derivative action styled In re Depomed, Inc. Derivative Litigation, Master File No. RG17877280 (the “Consolidated Action”) and two related shareholder derivative actions pending in federal court: (1) Ross v. Fogarty, et al., Case No. 4:17-cv-06592-JST (N.D. Cal.); and (2) Lutz v. Higgins, et al., Case No. 1:18-cv-02044-CFC (D. Del.) (together with the Consolidated Action, the “Actions”). This Notice is not an expression of any opinion by the Court with respect to the truth of the allegations in the Actions or the merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed Settlement, and your rights related thereto. The terms of the proposed Settlement are set forth in a Stipulation of Settlement and Release Agreement dated October 26, 2021 (the “Agreement”).1 This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Agreement, which has been filed with the Court and is attached hereto.

1 All capitalized terms herein have the same meanings as set forth in the Agreement.

I.	WHY THE COURT HAS ISSUED THIS NOTICE

Your rights may be affected by the Settlement of the Actions. The Parties to the Actions have agreed upon terms to settle those matters and have signed the Agreement setting forth the Settlement terms.

II.	SUMMARY OF THE SHAREHOLDER MATTERS SUBJECT TO THE SETTLEMENT

Assertio is a pharmaceutical company headquartered in Lake Forest, Illinois. The Company engages in the development, sale, and licensing of products focused on treating pain and other central nervous system conditions.

On March 28, 2017, the U.S. Senate Committee on Homeland Security and Governmental Affairs (“HSGAC”) announced a wide-ranging investigation into opioid manufacturers, seeking marketing, sales, and addiction study material from the manufacturers of the top five opioid products by 2015 sales in the U.S., including the Company. On March 29, 2017, the price per share of Company stock fell $0.44, or approximately 3.0%, from the previous day’s closing price to close at $13.79. By April 5, 2017, the price per share of Company stock at closing had fallen to $11.92.

On August 7, 2017, the Company acknowledged its involvement in the HSGAC investigation and also acknowledged that it was subject to two additional investigations, having received separate subpoenas from the Office of the Attorney General of Maryland (“OAG-MD”) and the U.S. Department of Justice (“DOJ”) seeking documents and information regarding the Company's sales and marketing of opioid products. On August 8, 2017, the price per share of Company stock fell $3.08, or approximately 33.3%, from the previous day’s closing price to close at $6.15.

On August 18, 2017, a federal securities fraud class action lawsuit styled Huang v. Depomed, Inc., et al., Case No. 4:17-cv-04830, was filed against the Company in the United States District Court for the Northern District of California (the “Securities Class Action”).

On September 29, 2017, the shareholder derivative action Singh v. Higgins, et al., Case No. RG17877280, was filed alleging breach of fiduciary duties, unjust enrichment, abuse of control, gross mismanagement, and corporate waste. On January 28, 2019, the related shareholder derivative action Youse v. Higgins, et al., Case No. HG19004409, was filed alleging the same claims. Both Singh and Youse allege that certain of the Individual Defendants caused the Company to engage in improper practices in the sale of opioid products and certain of the Individual  Defendants caused the Company to make false and misleading statements regarding its sale of opioid products. Both complaints sought damages, amendment of corporate governance policies, restitution, and fees and costs. On July 12, 2019, this Court ordered that Singh and Youse be consolidated for all purposes pursuant to Section 1048 of the California Code of Civil Procedure and maintained under Master File No. RG17877270 with the caption In re Depomed, Inc. Derivative Litigation. The Court’s July 12, 2019 order also appointed co-lead counsel for plaintiffs Micky Singh and Jim Youse and stayed the proceedings in the Consolidated Action.

The Consolidated Action is related to the Securities Class Action. On March 18, 2019, the court in the Securities Class Action granted defendants’ motion to dismiss plaintiffs’ first amended complaint without prejudice. On May 2, 2019, the plaintiffs filed a second amended complaint asserting the same claims arising out of the same and similar disclosures against the Company and the same individuals as were involved in the original complaint. On March 11, 2020, the court in the Securities Class Action granted defendants’ motion to dismiss plaintiffs’ second amended complaint with prejudice. On April 9, 2020, the plaintiffs in the Securities Class Action filed a Notice of Appeal of the March 11, 2020 order (the “Appeal”). On May 15, 2020, this Court ordered that the Consolidated Action be stayed pending the Appeal.

On November 15, 2017, the shareholder derivative action Ross v. Fogarty, et al., Case No, 4:17-cv-06592-JST, was filed in the United States District Court for the Northern District of California alleging breach of fiduciary duties, corporate waste, and violation of Section 14(a) of the Securities Exchange Act (the “Ross Action”). The Ross Action alleges that certain of the Individual Defendants caused the Company to engage in improper practices in the sale of opioid products and certain of the Individual Defendants caused the Company to make false and misleading statements regarding its sale of opioid products. The complaint in the Ross Action sought damages, amendment of corporate governance policies, restitution, and fees and costs. The Ross Action is related to the Securities Class Action. On May 13, 2020, the court in the Ross Action ordered that the case be stayed pending the Appeal.

On December 21, 2018, the shareholder derivative action Lutz v. Higgins, et al., Case No. 1:18-cv-02044-CFC, was filed in the United States District Court for the District of Delaware alleging breach of fiduciary duties, unjust enrichment, corporate waste, and violation of Section 14(a) of the Securities Exchange Act and SEC Rule 14a-9 (the “Lutz Action”). The Lutz Action alleges that certain of the Individual Defendants caused the Company to engage in improper practices in the sale of opioid products and certain of the Individual Defendants caused the Company to make false and misleading statements regarding its sale of opioid products. The complaint in the Lutz Action sought damages, equitable relief, and fees and costs. The Lutz Action is related to the Securities Class Action. On May 12, 2020, the court in the Lutz Action ordered that the case be stayed pending the Appeal.

On August 14, 2018, Depomed, Inc., reincorporated from California to Delaware and changed its name to Assertio Therapeutics, Inc. Subsequently, on May 19, 2020, Assertio Therapeutics, Inc. implemented a holding company reorganization pursuant to which (i) Assertio Therapeutics, Inc. became a direct, wholly-owned subsidiary of Assertio Holdings, Inc.; (ii) each issued and outstanding share of common stock of Assertio Therapeutics, Inc. converted into an equivalent corresponding share of common stock of Assertio Holdings, Inc.; (iii) Assertio Holdings, Inc.’s shares were deemed registered pursuant to Section 12g-3(a) of the Securities Exchange Act of 1934, as amended; and (iv) Assertio Holdings, Inc. assumed Assertio Therapeutics, Inc.’s listing on the Nasdaq Stock Market.

The Parties, through their counsel, engaged in a months-long, arm’s-length negotiation concerning settlement, which included teleconferences and email exchanges, and several proposals and counterproposals. As a result of these negotiations, the Parties reached an agreement in principle to settle this matter on the terms set forth herein. After reaching agreement on the terms of Settlement, the Parties also reached an agreement concerning attorneys’ fees. Thereafter, the Parties worked cooperatively to document their agreement as set forth in the Agreement and supporting settlement documents.

III.	TERMS OF THE PROPOSED SETTLEMENT

The principal terms, conditions, and other matters that are part of the Settlement are subject to approval by the Court and a number of other conditions. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Agreement, which has been filed with the Court and may be viewed at https://investor.assertiotx.com. As set forth therein, the terms of the Settlement include Assertio Holdings Inc.’s and the Company’s (as applicable) adoption and/or maintenance of the corporate governance and other business changes listed in Appendix A of the Agreement. Certain of the corporate governance and other business changes, as outlined in the Agreement, shall be maintained for at least two (2) years after they are adopted, unless altered in accordance with the mechanisms provided in the Agreement. Below is a summary of the corporate governance and other business changes listed in Appendix A of the Agreement.

The Company has implemented the below Corporate Governance and Other Business Changes relevant to the allegations in the Actions:

1.            The divestiture of the Company’s remaining rights to Nucynta to Collegium in early 2020 (following the transfer of commercialization rights to Collegium in January 2018), as described in numerous public filings.

2.            The Assertio Board’s establishment of an Opioid Matter Oversight Committee, with oversight as to risk exposures and management’s risk monitoring, compliance programs and other mitigation activities in connection with the historical commercialization of opioid drugs by the Company and investigations, litigations, or other proceedings that may relate thereto.

3.            The Company’s maintenance of the policies and practices as further described in the Company’s September 7, 2018 Report to Stockholders.

4.            The restructuring of the Company’s workforce for economic reasons that included the elimination of the sales force in December 2020, as described in Item 2.05 of the Form 8-K filed with the SEC on December 14, 2020.

In addition, Assertio Holdings Inc. and the Company (as applicable) will implement the below Corporate Governance Changes for at least two (2) years after they are adopted, unless altered in accordance with the mechanisms provided in the Agreement, as a result of the Actions:

1.            The Company shall maintain and distribute Compliance Policies that explain permissible and prohibited conduct of the sales force (if any) in relation to the commercialization of the Company’s products. The Compliance Policies shall fully describe, in layman’s terms, federal law concerning: (1) the marketing and promotion of drugs for off-label use; (2) kickbacks; and (3) accurate reporting to third-party payors. Each existing and new member (if any) of the Company’s sales force shall sign a statement, and submit it to a designated Company representative, attesting that he or she has fully read the contents of the Compliance Policies and agrees to fully abide by the law and the Company’s policies outlined therein or be subject to appropriate disciplinary action, including up to termination and/or criminal penalties.

2.            All Company educational, training, and instructional material that is provided to employees and/or contractors, including material relating to sales, marketing, reimbursements, and accounting, shall be reviewed, analyzed, and approved by the Company’s legal department or its outside counsel.

3.            Assertio Holdings, Inc. shall adopt a resolution to amend its Audit Committee Charter. The amended Audit Committee Charter shall be posted on Assertio Holding Inc.’s website. The Audit Committee Charter shall be amended as follows:

a)	The Audit Committee shall solicit the input of department representatives as necessary to review the accuracy of public disclosures related to issues within their expertise, including, without limitation: (1) accounting policies, including the recognition and calculation of revenue and reporting of earnings and rebate obligations; (2) operations, enterprise risks, and compliance matters that may have a material impact on operational performance, financial health, balance of risk, stability, liquidity; or (3) any other matter required to be disclosed under federal securities laws and regulations;

b)	All Company employees shall be required to cooperate with Audit Committee investigations. Any failure to cooperate shall be grounds for discipline by the Board, including, but not limited to, termination, in the sole discretion of the Board. This applies to all Company employees, including, but not limited to, the Chief Executive Officer, Chief Financial Officer (“CFO”), and any executive Chairman of the Board;

c)	The Audit Committee shall receive annually a report listing all trades in Assertio Holdings, Inc. securities engaged in by Section 16 reporting officers; and

d)	The Audit Committee shall annually review the “Compliance Policies” document described above.

4.            At each regularly scheduled Board meeting, Assertio Holdings, Inc.’s CFO (or his or her designee) shall provide a report as to Assertio Holdings, Inc.’s financial condition and prospects, including, but not limited to, a discussion of the reasons for material increases or decreases in revenues and earnings, if any, management plans for ameliorating or reversing any negative trends and the success or failure of any such plans presented in the past.

IV.	DISMISSAL OF THE ACTIONS AND RELEASE OF CLAIMS

The Agreement also provides for the entry of judgment dismissing the Consolidated Action on the merits with prejudice, and the full release of any claims that have been, could have been, or in the future might be asserted by Micky Singh, Jim Youse, Gerald Ross, and Charles Lutz, who are the Lead Plaintiffs, (both individually and derivatively on behalf of Assertio), and certain additional releases as detailed in the Agreement.

V.	PLAINTIFFS’ ATTORNEYS’ FEES AND EXPENSES

In recognition of the foregoing, and subject to Court approval, Assertio agreed to pay or cause to be paid the Fee and Expense Award in the amount of $150,000. To date, Lead Counsel has not received any payments for their efforts on behalf of Assertio and its stockholders. Any fee awarded by the Court is designed to compensate Lead Counsel for the results achieved on behalf of the Company in response to the Actions, and the costs associated with development, prosecution, and settlement of the Actions. The Fee and Expense Award was separately negotiated and was the result of arm’s-length negotiation between the Parties conducted after reaching agreement on the corporate governance and other business changes. Lead Counsel will apply to the Court for Service Awards of $1,000 per each of the Lead Plaintiffs to be paid out of the Fee and Expense Award.

VI.	REASONS FOR THE SETTLEMENT

The Parties have determined that it is desirable and beneficial that the Actions, and all of their disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Agreement.

A.	Why Did Lead Plaintiffs Agree to Settle?

Lead Plaintiffs believe that the claims asserted in the Actions on behalf of the Company have merit. Lead Plaintiffs, however, recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Actions. Lead Plaintiffs and Lead Counsel have also taken into account the uncertain outcome and the risk of continued litigation, as well as the difficulties and delays inherent in such litigation. Based on their evaluation of the risks of continued litigation, as well as other factors, Lead Plaintiffs and Lead Counsel have determined that it is in the best interests of Assertio and its stockholders that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in the Agreement, and that these terms and conditions are fair, reasonable, adequate and confer substantial benefits upon the Company and its stockholders.

B.	Why Did the Individual Defendants Agree to Settle?

The Individual Defendants have denied, and continue to deny, each and all of the allegations made by Lead Plaintiffs in the Actions and maintain furthermore that they have meritorious defenses. The Individual Defendants also have denied and continue to deny, among other allegations, the allegations that the Company or its stockholders have suffered damage or were harmed in any way by their conduct. The Individual Defendants have further asserted and continue to assert that at all times they acted in good faith and in a manner they reasonably believed to be, and that was, in the best interests of the Company and its stockholders. Nonetheless, the Individual Defendants have concluded that further litigation could prove protracted and expensive and that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in the Agreement. The Individual Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Actions, and the benefits to the Company of the Settlement. The Individual Defendants have, therefore, determined that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in the Agreement. In no event shall this Notice be construed as or deemed to be evidence of an admission or concession by the Individual Defendants, the Company, or Assertio Holdings, Inc. with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

VII.	SETTLEMENT HEARING

On December 14, 2021, at 3:00 p.m., a hearing (the “Settlement Hearing”) will be held before the Superior Court of the State of California for the County of Alameda, Administration Building, 1221 Oak St., 4th Floor, Dept. 23, Oakland, California 94612, to (i) determine whether the Settlement of the Actions on the terms and conditions provided for in the Agreement is fair, reasonable, and adequate and in the best interests of the Company and its stockholders; (ii) hear and rule on any objections by Current Assertio Stockholders to the proposed Settlement, the proposed Order and Final Judgment, the proposed Fee and Expense Award; (iii) determine whether to approve the Fee and Expense Award and Service Awards; and (iv) determine whether the Court should enter the Order and Final Judgment, attached as Exhibit D to the Agreement, which would dismiss with prejudice the Consolidated Action and release the Released Claims. If the Settlement is approved, you will be subject to and bound by the provisions of the Agreement, the releases contained therein, and by all orders, determinations, and judgments, including the Order and Final Judgment, concerning the Settlement, whether favorable or unfavorable to you or the Company.

Pending final determination of whether the Settlement should be approved, no Assertio stockholder, either directly, representatively, derivatively, or in any other capacity, shall commence or prosecute against any of the Released Persons, an action or proceeding in any court, administrative agency, or other tribunal asserting any of the Released Claims.

VIII.	RIGHT TO ATTEND THE SETTLEMENT HEARING

You may enter an appearance in the Consolidated Action, at your own expense, individually or through counsel of your choice. If you want to object at the Settlement Hearing, then you must be a Current Assertio Stockholder. The Court has the right to hold the Settlement Hearing telephonically or by other virtual means. The Court also has the right to change the hearing date or time without further notice. Thus, if you are planning to attend the Settlement Hearing, you should consult the Court’s calendar or the investor relations section of the Company’s website at https://investor.assertiotx.com, for any change in date, time or format of the Settlement Hearing. If you have no objection to the Settlement, you do not need to appear at the Settlement Hearing or take any other action.

IX.	THE PROCEDURES FOR OBJECTING TO THE SETTLEMENT

Any Current Assertio Stockholder, as defined in the Agreement, may object to the Settlement of the Actions, the proposed Order and Final Judgment, and/or the proposed Fee and Expense Award, and may also (but need not) appear in person or by his, her, or its attorney at the Settlement Hearing. To object, such Current Assertio Stockholder must provide proof of current ownership of Assertio common stock, including the number of shares of Assertio common stock and the date or dates of purchase, and may submit copies of: (a) a written statement identifying such person’s or entity’s name, address, and telephone number, and, if represented by counsel, the name, address, and telephone number of counsel; (b) a written statement explaining the person’s or entity’s objection and the reasons for such objection; and (c) any documentation in support of such objection. Any written objection should not exceed twenty-five (25) pages in length. Such materials must be sent by first class mail to the following address and postmarked at least fourteen (14) calendar days before the Settlement Hearing:

THE BROWN LAW FIRM, P.C.

Timothy Brown

767 Third Avenue, Suite 2501

New York, NY 10017

Co-Lead Counsel for Plaintiffs Micky Singh and Jim Youse

Lead Counsel will file any such written objections with the Clerk’s Office for the Superior Court of the State of California for the County of Alameda, Complex Civil Litigation Division. Any Current Assertio Stockholder may also appear in person or by his, her, or its attorney at the Settlement Hearing to object to the Settlement of the Actions, the proposed Order and Final Judgment, and/or the proposed Fee and Expense Award, regardless of whether the stockholder has submitted a written objection. Any person or entity who fails to object in the manner described above shall be: (i) deemed to have waived any objection and shall forever be foreclosed from making any objection to the Settlement, Order and Final Judgment, and the Fee and Expense Award; (ii) barred from raising such objection in the Actions or any other action or proceeding related thereto; and (iii) bound by the Order and Final Judgment and the releases of claims therein.

Current Assertio Stockholders that have no objection to the Settlement, Order and Final Judgment, and/or the Fee and Expense Award do not need to appear at the Settlement Hearing or take any other action.

X.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Agreement. It is not a complete statement of the events of the Actions, or the terms of the Settlement contained in the Agreement.

Inquiries about the Actions or the Settlement may be made to Lead Counsel: Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, (516) 922-5427.

The pleadings and other records in this litigation may be examined online on the Alameda County Superior Court’s website, known as ‘eCourt Public Portal,’ at https://eportal.alameda.courts.ca.gov.

After arriving at the website, click the ‘Search’ tab at the top of the page, then select the Document Downloads link, enter the case number and click ‘Submit.’ Images of every document filed in the case may be viewed at a minimal charge. You may also view images of every document filed in the case free of charge by using one of the computer terminal kiosks available at each court location that has a facility for civil filings.

DATED: October 28, 2021	BY ORDER OF THE SUPERIOR COURT OF THE STATE OF CALIFORNIA FOR THE COUNTY OF ALAMEDA, COMPLEX CIVIL LITIGATION

DO NOT CONTACT THE CLERK’S OFFICE
REGARDING THIS NOTICE